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                                                                   EXHIBIT 99(A)



Contacts:   Frank P. Willey                          Guy A. Gibson
            President                                President
            Fidelity National Financial, Inc.        Matrix Capital Corporation
            (805) 898-7160                           (303) 595-9898
            or                                       or
            Allen D. Meadows                         David W. Kloos
            Executive Vice President                 Executive Vice President
            Chief Financial Officer                  Chief Financial Officer
            Fidelity National Financial, Inc.        Matrix Capital Corporation
            (805) 898-7161                           (303) 595-9898

FOR IMMEDIATE RELEASE

        FIDELITY NATIONAL FINANCIAL, INC. AND MATRIX CAPITAL CORPORATION
              ANNOUNCE SIGNING OF AGREEMENT TO MERGE MATRIX CAPITAL
           WITH WHOLLY-OWNED SUBSIDIARY OF FIDELITY NATIONAL FINANCIAL

        Irvine, Calif., March 25, 1998 -- Fidelity National Financial, Inc. (NYSE: FNF), a leading provider of title insurance and real estate services and Matrix Capital Corporation (NASDAQ: MTXC), today announced that they have signed an agreement to merge Matrix with a newly-formed subsidiary of Fidelity National Financial, Inc. The merger is subject to due diligence, regulatory approvals and other customary conditions and requires approval of the merger by the shareholders of Matrix and approval of the issuance of Fidelity common stock in connection with the merger by the shareholders of Fidelity.

        Matrix, through its subsidiaries, focuses on mortgage merchant banking by purchasing and selling residential mortgage loans and servicing rights; offering brokerage, consulting, and analytical services to other financial services companies and financial institutions; originating and servicing residential mortgage portfolios and providing real estate management and disposition services. Matrix also provides trust administration and broker-dealer services. Matrix is structured to provide these services through a unique combination of a mortgage banking firm, a mortgage servicing





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                                     -more-

FIDELITY NATIONAL FINANCIAL, INC. AND MATRIX CAPITAL CORPORATION
ANNOUNCE SIGNING OF AGREEMENT TO MERGE MATRIX CAPITAL WITH WHOLLY-OWNED SUBSIDIARY OF FIDELITY NATIONAL FINANCIAL
Page 2-2-2-2

brokerage and consulting firm, a federally chartered banking institution, a real estate and disposition firm, a trust company and a securities broker-dealer.

        Under the terms of the definitive agreement, each share of Matrix stock will be converted into the right to receive .80 shares of Fidelity National Financial common stock without interest, together with cash in lieu of any fractional share. The exchange ratio has been collared between $35.00 and $28.75 per Fidelity share. The market value is to be determined based on the average closing price of Fidelity National Financial common stock during the 20 day trading period ending on the third business day immediately prior to the last of the stockholders' meetings held to approve the transaction (the "Average Stock Price"). Below $28.75 Fidelity National Financial may make up the difference in additional shares at its option and above $35.00 the exchange ratio would be adjusted to a number equal to $28.00 plus fifty percent of the amount by which the Average Stock Price exceeds $35.00 divided by the Average Stock Price. It is intended that the merger be treated as a reorganization pursuant to Section 368(a)(l) of the Internal Revenue Code and be accounted for as a "pooling of interests" under generally accepted accounting principles.

        William P. Foley II, Chairman and CEO of Fidelity National Financial, Inc. said, "The merger of Matrix with Fidelity continues our course and commitment to become a specialty finance company. The unique structure of Matrix and its diversified financial services and products will create revenue enhancing relationships between the companies. We also expect to realize significant synergies in the cross-selling of our title, escrow and real estate products and services, operational cost savings, and enhancement of deposit based spread income."


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                                     -more-

FIDELITY NATIONAL FINANCIAL, INC. AND MATRIX CAPITAL CORPORATION
ANNOUNCE SIGNING OF AGREEMENT TO MERGE MATRIX CAPITAL WITH WHOLLY-OWNED SUBSIDIARY OF FIDELITY NATIONAL FINANCIAL
Page 3-3-3-3

        Guy A. Gibson, President and CEO of Matrix Capital stated, "We are very excited to become a part of the Fidelity Companies as a result of the merger. We anticipate substantial improvement in our overall mortgage market perspective by sharing knowledge, information and business opportunities through an expanded base of operations complementary to our existing business."

        Frank P. Willey, President of Fidelity National Financial added, "The compliment of Matrix's operations with Fidelity and the recently acquired Granite Financial, Inc. will create a unique business platform capitalizing on the effective utilization and deployment of low cost deposits to generate historically favorable returns."

        Headquartered in Irvine, California, Fidelity National Financial, Inc. is one of the largest national underwriters. Fidelity National Financial is engaged in the business of issuing title insurance and performing other title-related services in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands through its principal underwriting subsidiaries:
Fidelity National Title Insurance Company, Fidelity National Title Insurance Company of New York, Fidelity National Title Insurance Company of Tennessee, Nations Title Insurance of New York Inc., and National Title Insurance of New York Inc.

        "Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements which are not historical facts contained in this release are forward looking statements that involve risks and uncertainties, and results could vary materially from the descriptions contained herein and other risks as may be detailed in the Company's Securities and Exchange Commission filings.

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